Contact:	Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

National Instruments Reports Second Quarter Revenue of $334 Million
Company delivers strong cash flow from operations of $264 million for trailing twelve months

Q2 2019 Highlights
•	Revenue of $334 million, down 2 percent year over year and up 7 percent sequentially
•	GAAP gross margin of 75 percent
•	Non-GAAP gross margin of 77 percent
•	Fully diluted GAAP EPS of $0.22 and fully diluted non-GAAP EPS of $0.35
•	GAAP net income of $29 million, down 8 percent year over year
•	Non-GAAP net income of $46 million, up 3 percent year over year
•	GAAP net income down 6 percent year over year through first six months
•	Non-GAAP net income up 11 percent year over year through first six months
•	EBITDA of $49 million
•	Cash and short-term investments of $440 million as of June 30, 2019
•	Cash flow from operating activities of $264 million for the twelve months ended June 30, 2019, up 11 percent year over year
•	1.1 million shares of common stock repurchased at an average price of $41 per share

AUSTIN, Texas - July 30, 2019 - National Instruments (Nasdaq: NATI) today announced Q2 2019 revenue of $334 million, down 2 percent year over year and up 7 percent sequentially from Q1 2019.

In Q2 2019 the value of the company's total orders was down 4 percent year over year; orders under $20,000 were down 6 percent year over year; and orders over $20,000 were down 2 percent year over year.

In Q2, GAAP gross margin was 75 percent and non-GAAP gross margin was 77 percent. Total GAAP operating expenses were $218 million, down 2 percent year over year. Total non-GAAP operating expenses were down 4 percent year over year at $203 million. GAAP operating margin was 10 percent in Q2, with GAAP operating income of $32 million, down 13 percent year over year. Non-GAAP operating margin was 17 percent in Q2, with non-GAAP operating income of $56 million, up 1 percent year over year. For the first half of 2019, GAAP operating expenses were $430 million, flat year over year, and non-GAAP operating expenses were $403 million, down 4 percent year over year. GAAP operating income for the first half of 2019 was $56 million, down 14 percent year over year, and non-GAAP operating income for the first half of 2019 was $99 million, up 6 percent year over year.

GAAP net income for Q2 was $29 million, with fully diluted earnings per share (EPS) of $0.22, and non-GAAP net income was $46 million, with non-GAAP fully diluted EPS of $0.35. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $49 million for Q2.

“I am pleased with our execution this quarter despite external disruptions in our industry. Revenue came in at 98 percent of the midpoint of our guidance and we delivered an all-time record non-GAAP net income for a second quarter,” said Alex Davern, NI CEO. “We are on a journey to position NI for long-term growth and I believe we have an opportunity to deliver significant operating leverage when the market dynamics recover. I remain optimistic about our opportunity for growth and delivering 18 percent non-GAAP operating margin through the cycle.”

“In Q2, we delivered record non-GAAP net income for a second quarter, due to our increased scalability and strong culture of operational efficiency. In addition, we returned $80 million to shareholders through dividends and share repurchases,” said Karen Rapp, NI CFO. “Our commitment to delivering long-term shareholder value remains a priority.”

Geographic revenue in U.S. dollar terms for Q2 2019 compared with Q2 2018 was down 1 percent in the Americas, up 5 percent in APAC and down 10 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was flat in the Americas, up 8 percent in APAC and down 6 percent in EMEIA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

As of June 30, 2019, NI had $440 million in cash and short-term investments. During the second quarter, NI paid $33 million in dividends and repurchased 1.1 million shares of our common stock at an average price of $41. The NI Board of Directors approved a quarterly dividend of $0.25 per share payable on September 3, 2019, to stockholders of record on August 12, 2019.

The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance

NI currently expects Q3 revenue to be in the range of $325 million to $355 million. The company currently expects that GAAP fully diluted EPS will be in the range of $0.30 to $0.44 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.36 to $0.50. Included in the company’s Q3 2019 GAAP EPS guidance is approximately $0.03 of restructuring charges and approximately $0.12 related to disposal gains from the pending sale of an office building less a charitable contribution using a portion of the sale proceeds.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three and six months ended June 30, 2019 and 2018, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three and six months ended June 30, 2019 and 2018. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q2 2019 earnings conference call with NI management today, July 30, at 4:00 p.m. CT at www.ni.com/call or by dialing (855) 212-2361 and entering confirmation code 7489827 ten minutes prior to the call start time. Replay information is available by calling (855) 859-2056, confirmation code 7489827, shortly after the call through August 2 at 10:00 p.m. CT or by visiting the company’s website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains “forward-looking statements” including statements regarding our journey to position NI for long-term growth, believing we have an opportunity to deliver significant operating leverage when the market dynamics recover, remaining optimistic about our opportunity for growth and delivering 18 percent non-GAAP operating margin through the cycle, increased scalability and strong culture of operational efficiency, that our commitment to delivering long-term shareholder value remains a priority, expecting  Q3 revenue to be in the range of $325 million to $355 million, expecting that GAAP fully diluted EPS will be in the range of $0.30 to $0.44 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.36 to $0.50, and including in our Q3 EPS guidance approximately $0.03 of restructuring charges and approximately $0.12 of disposal gains from the pending sale of an office building and a charitable contribution using a portion of the sale proceeds.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, further adverse fluctuations in our industry, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2018, its Form 10-Q for the quarter ended March 31, 2019 and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2019	2018
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$191,761	$259,386
Short-term investments	247,892	271,396
Accounts receivable, net	222,565	242,955
Inventories, net	206,851	194,146
Prepaid expenses and other current assets	66,021	54,337
Total current assets	935,090	1,022,220

Property and equipment, net	233,900	245,201
Goodwill	263,984	264,530
Intangible assets, net	97,612	110,783
Operating lease right-of-use assets	70,799	—
Other long-term assets	38,088	28,501
Total assets	$1,639,473	$1,671,235

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$54,966	$48,388
Accrued compensation	39,613	45,821
Deferred revenue - current	128,787	127,288
Operating lease liabilities - current	15,735	—
Other current liabilities	12,665	25,913
Other taxes payable	33,517	35,574
Total current liabilities	285,283	282,984

Deferred income taxes	27,903	25,457
Liability for uncertain tax positions	8,329	9,775
Income tax payable - long-term	67,046	74,546
Deferred revenue - long-term	32,937	32,636
Operating lease liabilities - non-current	38,495	—
Other long-term liabilities	4,906	7,479
Total liabilities	464,899	432,877

Stockholders' equity:
Preferred stock	—	—
Common stock	1,319	1,327
Additional paid-in capital	924,801	897,544
Retained earnings	264,484	356,418
Accumulated other comprehensive loss	(16,030)	(16,931)
Total stockholders' equity	1,174,574	1,238,358
Total liabilities and stockholders' equity	$1,639,473	$1,671,235

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales:
Product	$299,798	$306,780	$577,500	$587,139
Software maintenance	34,433	34,229	67,805	65,767
Total net sales	334,231	341,009	645,305	652,906

Cost of sales:
Product	81,741	79,806	155,929	152,122
Software maintenance	2,025	2,353	3,912	4,560
Total cost of sales	83,766	82,159	159,841	156,682

Gross profit	250,465	258,850	485,464	496,224
	74.9%	75.9%	75.2%	76.0%
Operating expenses:
Sales and marketing	120,868	127,138	238,419	247,255
Research and development	68,257	66,908	134,423	128,751
General and administrative	29,044	27,892	56,927	55,170
Total operating expenses	218,169	221,938	429,769	431,176

Operating income	32,296	36,912	55,695	65,048
	9.7%	10.8%	8.6%	10.0%
Other income (expense):
Interest income	2,023	1,290	4,257	2,305
Net foreign exchange loss	(1,611)	(2,105)	(1,245)	(1,126)
Other income (loss), net	143	(1,095)	119	(1,613)

Income before income taxes	32,851	35,002	58,826	64,614

Provision for income taxes	4,159	3,948	6,914	9,292

Net income	$28,692	$31,054	$51,912	$55,322

Basic earnings per share	$0.22	$0.24	$0.39	$0.42
Diluted earnings per share	$0.22	$0.23	$0.39	$0.42

Weighted average shares outstanding -
Basic	132,062	131,877	132,156	131,504
Diluted	132,973	133,054	133,172	132,838

Dividends declared per share	$0.25	0.23	0.50	0.46

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2019	2018

Cash flow from operating activities:
Net income	$51,912	55,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,984	35,098
Stock-based compensation	24,662	17,936
Deferred income taxes	2,268	1,766
Net change in operating assets and liabilities	(26,189)	(11,270)
Net cash provided by operating activities	88,637	98,852

Cash flow from investing activities:
Capital expenditures	(26,048)	(19,764)
Capitalization of internally developed software	(4,497)	(11,344)
Acquisitions, net of cash received	(9,784)	—
Additions to other intangibles	(487)	(3,936)
Purchases of short-term investments	(91,777)	(137,275)
Sales and maturities of short-term investments	117,108	47,634
Net cash used by investing activities	(15,485)	(124,685)

Cash flow from financing activities:
Proceeds from issuance of common stock	17,645	16,622
Repurchase of common stock	(92,375)	—
Dividends paid	(66,067)	(60,575)
Net cash used by financing activities	(140,797)	(43,953)

Impact of changes in exchange rates on cash	20	(2,759)

Net change in cash and cash equivalents	(67,625)	(72,545)
Cash and cash equivalents at beginning of period	259,386	290,164
Cash and cash equivalents at end of period	$191,761	217,619

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, and capitalization and amortization of internally developed software costs, that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2019	2018	2019	2018
Stock-based compensation
Cost of sales	$890	$846	$1,683	$1,571
Sales and marketing	5,140	3,617	9,515	6,956
Research and development	4,379	3,255	7,929	5,773
General and administrative	3,219	2,013	5,535	3,636
Provision for income taxes	(3,940)	(2,955)	(5,776)	(4,663)
Total	$9,688	6,776	18,886	13,273

Amortization of acquisition intangibles
Cost of sales	$841	$846	$1,692	$1,747
Sales and marketing	494	533	993	1,070
Research and development	28	28	56	56
Other income (loss), net	162	—	162	—
Provision for income taxes	(192)	(178)	(386)	(370)
Total	$1,333	1,229	2,517	2,503

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$—	$—	$—	$29
Sales and marketing	3,153	3,033	5,296	4,678
Research and development	311	893	656	1,103
General and administrative	616	553	1,528	1,165
Other income (loss), net	—	709	—	709
Provision for income taxes	(1,010)	(1,630)	(1,850)	(2,183)
Total	$3,070	$3,558	$5,630	$5,501

Capitalization and amortization of internally developed software costs
Cost of sales	$6,537	$6,494	$13,119	$12,324
Research and development	(2,218)	(3,676)	(4,497)	(11,343)
Provision for income taxes	(907)	(592)	(1,811)	(206)
Total	$3,412	$2,226	$6,811	$775

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$250,465	$258,850	$485,464	$496,224
Stock-based compensation	890	846	1,683	1,571
Amortization of acquisition intangibles	841	846	1,692	1,747
Acquisition transaction costs and restructuring charges	—	—	—	29
Amortization of internally developed software costs	6,537	6,494	13,119	12,324
Non-GAAP gross profit	$258,733	$267,036	$501,958	$511,895
Non-GAAP gross margin	77.4%	78.3%	77.8%	78.4%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$218,169	$221,938	$429,769	$431,176
Stock-based compensation	(12,738)	(8,885)	(22,979)	(16,365)
Amortization of acquisition intangibles	(522)	(561)	(1,049)	(1,126)
Acquisition transaction costs and restructuring charges	(4,080)	(4,479)	(7,480)	(6,946)
Capitalization of internally developed software costs	2,218	3,676	4,497	11,343
Non-GAAP operating expenses	$203,047	$211,689	$402,758	$418,082

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$32,296	$36,912	$55,695	$65,048
Stock-based compensation	13,628	9,731	24,662	17,936
Amortization of acquisition intangibles	1,363	1,407	2,741	2,873
Acquisition transaction costs and restructuring charges	4,080	4,479	7,480	6,975
Net amortization of internally developed software costs	4,319	2,818	8,622	981
Non-GAAP operating income	$55,686	$55,347	$99,200	$93,813
Non-GAAP operating margin	16.7%	16.2%	15.4%	14.4%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$32,851	$35,002	$58,826	$64,614
Stock-based compensation	13,628	9,731	24,662	17,936
Amortization of acquisition intangibles	1,525	1,407	2,903	2,873
Acquisition transaction costs and restructuring charges	4,080	5,188	7,480	7,684
Net amortization of internally developed software costs	4,319	2,818	8,622	981
Non-GAAP income before income taxes	$56,403	$54,146	$102,493	$94,088

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$4,159	$3,948	$6,914	$9,292
Stock-based compensation	3,940	2,955	5,776	4,663
Amortization of acquisition intangibles	192	178	386	370
Acquisition transaction costs, restructuring charges, and other	1,010	1,630	1,850	2,183
Net amortization of internally developed software costs	907	592	1,811	206
Non-GAAP provision for income taxes	$10,208	$9,303	$16,737	$16,714

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net income, as reported	$28,692	$31,054	$51,912	$55,322
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	9,688	6,776	18,886	13,273
Amortization of acquisition intangibles, net of tax effect	1,333	1,229	2,517	2,503
Acquisition transaction costs, restructuring, and other, net of tax effect	3,070	3,558	5,630	5,501
Net amortization of internally developed software costs, net of tax effect	3,412	2,226	6,811	775
Non-GAAP net income	$46,195	$44,843	$85,756	$77,374

Basic EPS, as reported	$0.22	$0.24	$0.39	$0.42
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.07	0.05	0.15	0.10
Impact of amortization of acquisition intangibles, net of tax effect	0.01	—	0.02	0.02
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.03	0.04	0.04
Impact of net amortization of internally developed software costs, net of tax effect	0.03	0.02	0.05	0.01
Non-GAAP basic EPS	$0.35	$0.34	$0.65	$0.59

Diluted EPS, as reported	$0.22	$0.23	$0.39	$0.42
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.07	0.05	0.14	0.10
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.02	0.02
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.03	0.04	0.04
Impact of net amortization of internally developed software costs, net of tax effect	0.03	0.02	0.05	—
Non-GAAP diluted EPS	$0.35	$0.34	$0.64	$0.58

Weighted average shares outstanding -
Basic	132,062	131,877	132,156	131,504
Diluted	132,973	133,054	133,172	132,838

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income, as reported	$28,692	$31,054	$51,912	$55,322
Adjustments to reconcile net income to EBITDA:
Interest income, net	(2,012)	(1,253)	(4,232)	(2,180)
Tax expense	4,159	3,948	6,914	9,292
Depreciation and amortization	17,972	17,662	35,984	35,098
EBITDA	$48,811	$51,411	$90,578	$97,532
Weighted average shares outstanding - Diluted	132,973	133,054	133,172	132,838

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	September 30, 2019

	Low	High
GAAP Diluted EPS, guidance	$0.30	$0.44
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.09	0.09
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.03	0.03
Impact of disposal gains and other(1), net of tax effect	(0.12)	(0.12)
Impact of net amortization of software development costs, net of tax effect	0.03	0.03
Impact of tax reform-related adjustments	0.02	0.02
Non-GAAP Diluted EPS, guidance	$0.36	$0.50
(1) Includes adjustments for $(0.16) related to disposal gain from sale of office building and $0.04 related to charge for charitable contribution of a portion of the sale proceeds.